EXHIBIT 10.21

CONSULTING AGREEMENT

This Agreement is made and entered into this 1st day of January 2001, by and between BioSante Pharmaceuticals, Inc., a Delaware corporation, 111 Barclay Blvd., Lincolnshire, Illinois 60069 (“BioSante”) and Scientific Research Development Corporation, an Illinois corporation, 14308 W. Braemore Close, Libertyville, Illinois 60048 (“SRDC”).

WITNESSETH:

Whereas, SRDC desires to be retained as a consultant to BioSante and BioSante desires to retain SRDC on all of the terms and conditions hereof.

Now, therefore, in consideration of the promises, covenants and agreements hereinafter contained, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Duties of SRDC

SRDC agrees to consult for and on behalf of BioSante when expressly called upon by the management of BioSante, and services will include, but not be limited to, statistical consultation, database and statistical programming, database management, medical writing, and project management.

2.           Compensation

a)                                      For bid/proposal-specific services provided by SRDC under this Agreement, BioSante agrees to compensate SRDC according to terms of compensation written into a signed amendment to this Agreement.

b)                                     For services provided “as-needed” by SRDC under this Agreement (i.e., services not specific to a project bid/proposal), BioSante agrees to compensate SRDC at the following rates: $125/hour for statistical consultation, $125/hour for programming, $105/hour for database management, $105/hour for medical writing, and $105/hour for project management.

c)                                      SRDC shall prepare and submit every month, detailed time reports setting forth the type of “as-needed” services performed, the time spent in performing such service, and the dates the service was performed.  Payment by BioSante for SRDC’s services hereunder will be made within thirty (30) days of receipt of such reports.

3.           Term and Termination

a)                                      This Agreement shall be effective on the date first above written and shall remain in effect through December 31, 2002.

b)                                     Notwithstanding any other provision of this Agreement, BioSante or SRDC may terminate this Agreement at any time in the event of a material breach by the other party, immediately upon written notice to the other party.  Either party may terminate this Agreement without cause upon giving thirty (30) days prior written notice to the other party.

4.           Governing Law

                                                This Agreement shall, in all respects, be construed under and interpreted in accordance with the laws of the State of Illinois, without giving effect to its conflicts of laws provisions.

5.           Entirety

The terms and conditions of this Agreement constitute the entire agreement and understanding of the parties regarding the subject matter hereof, except as noted above, and supersede all previous communications whether oral or written between the parties, including any previous agreement or understanding varying or extending the same.

6.           Enforceability

Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but in the event of a conflict between any provision of this Agreement and any applicable law, regulation, ordinance or decree, the provisions of this Agreement so affected shall be curtailed and limited to the extent necessary to bring it within the legal requirements but otherwise it shall not render null and void other provisions of this Agreement, unless either of the parties, in the absence of the provision in question, would not have entered into this Agreement.

7.           Miscellaneous

SRDC shall be and act as an independent contractor and not as an agent, employee or partner of, or joint venture with, BioSante for any purpose.  The rights and benefits of SRDC are personal to it and no such rights or benefits shall be subject to assignment or transfer by SRDC.

The parties acknowledge that the material provisions of this written agreement memorialize unwritten terms under which the parties have operated since January 1, 2001.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BIOSANTE PHARMACEUTICALS, INC.		SRDC

By:	/s/ Stephen M. Simes	By:	/s/ Ronald B. McCright
	Stephen M. Simes		Ronald B. McCright
	President and CEO		President

Date:	3/14/02	Date:	3/14/02